                                                                    EXHIBIT 3.22

              C O M M O N W E A L T H  O F  P E N N S Y L V A N I A

                       D E P A R T M E N T  O F  S T A T E

                                 APRIL 06, 2001

                TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:

                           BROCKWAY REALTY CORPORATION

     I, Kim Pizzingrilli, Secretary of the Commonwealth of Pennsylvania do hereby certify that the foregoing and annexed is a true and correct photocopy of Articles of Incorporation and all Amendments which appear of record in this department

[SEAL] IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary's
                                             Office to be affixed, the day
                                             and year above written.

                                               /s/ Kim Pizzingrilli
                                             --------------------------------
                                             Secretary of the Commonwealth
                                                                         DPOS

DSCB-BCL-204(Rev.B-72)                                                   [STAMP]

Filing Fee: $75
A1B-7                          82-29       426
                            ------------------------------
Articles of                    COMMONWEALTH OF PENNSYLVANIA
Incorporation-                     DEPARTMENT OF STATE
Domestic Business Corporation      CORPORATION BUREAU
--------------------------------------------------------------------------------

     In compliance with the requirements of section 204 of the Business Corporation Law, act of May 5, 1933(P.L.364) (15 P.S. Section 1204) the undersigned, desiring to be incorporated as a business corporation, hereby certifies (certify) that:

1.   The name of the corporation is:

     Brockway Realty Corporation
--------------------------------------------------------------------------------

2. The location and post office address of the initial registered office of the corporation in this Commonwealth is:

     McCullough Avenue
--------------------------------------------------------------------------------
              (NUMBER)                               (STREET)

     Brockway,                                Pennsylvania           15824
--------------------------------------------------------------------------------
                  (CITY)                                             (ZIP CODE)

3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:

     to engage in, and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under said Business Corporation Law, including but not limited to, manufacturing, processing, owning, using and dealing in personal property of every class and description, engaging in research and development, furnishing services, and acquiring, owning, using and disposing of real property of any nature whatsoever.

4.   The term for which the corporation is to exist is:   perpetual.

5. The aggregate number of shares which the corporation shall have authority to issue is:

     10,000 shares of Capital Stock of the par value of $1.00 per share. The board of directors shall have the full authority permitted by law to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights of any series of shares that may be desired.

                                     form 4

DSCB-BCL-204(Rev. 8-72)-2

6. The name(s) and post office address(es) of each incorporator(s) and the number and class of shares subscribed by such incorporator(s) is (are):

                                     ADDRESS
       NAME              (INCLUDING STREET AND NUMBER, IF ANY)             NUMBER AND CLASS OF SHARES
                         123 South Broad Street
William H. Clark, Jr.    Philadelphia, PA 19109                            1 share of Capital Stock
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

See Rider Attached

     IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed and sealed these Articles of Incorporation this 4th day of June, 1982.

/s/ William H. Clark Jr.         (SEAL)                                   (SEAL)
---------------------------------        ---------------------------------
                                                                          (SEAL)
                                         ---------------------------------

INSTRUCTIONS FOR COMPLETION OF FORM:

[SEAL]

     A. For general instructions relating to the incorporation of business corporations see 19 Pa. Code Ch. 35 (relating to business corporations generally). These instructions relate to such matters as corporate name, stated purposes, term of existence, authorized share structure and related authority of the board of directors, inclusion of names of first directors in the Articles of Incorporation, optional provisions on cumulative voting for election of directors, etc.

     B. One or more corporations or natural persons of full age may incorporate a business corporation.

     C. Optional provisions required or authorized by law may be added as Paragraphs 7, 8, 9 ... etc.

     D. The following shall accompany this form:

        (1) Three copies of Form DSCB:BCL-206 (Registry Statement Domestic of Foreign Business Corporation).

        (2) Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of
            Name) or Form DSCB:17.3 (Consent to Use of Similar Name).

        (3) Any necessary governmental approvals.

     E. BCL Section 205 (15 Pa. S. Section 1205) requires that the incorporators shall advertise their intention to file or the corporation shall advertise the filing of articles of incorporation. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

                       RIDER TO ARTICLES OF INCORPORATION
                         OF BROCKWAY REALTY CORPORATION

     7. The shareholders of the corporation shall not have the right to cumulate their votes for the election of directors of the corporation.

     8. Any action which may be taken at a meeting of shareholders or of a class of shareholders may be taken without a meeting if a consent or consents in writing to such action, setting forth the action so taken, shall be signed by shareholders entitled to cast a majority (or such larger percentage as may at the time of such action be required by statute for the taking of action by shareholders without a meeting) of the votes which all such shareholders are authorized to cast thereon.

     9. These articles of incorporation may be amended in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders therein are granted subject to this reservation.

                          COMMONWEALTH OF PENNSYLVANIA

                               DEPARTMENT OF STATE

                                     [LOGO]

                          CERTIFICATE OF INCORPORATION

OFFICE OF THE SECRETARY OF THE COMMONWEALTH TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

WHEREAS, UNDER THE PROVISIONS OF THE LAWS OF THE COMMONWEALTH, THE SECRETARY OF THE COMMONWEALTH IS AUTHORIZED AND REQUIRED TO ISSUE A "CERTIFICATE OF INCORPORATION" EVIDENCING THE INCORPORATION OF AN ENTITY.

WHEREAS, THE STIPULATIONS AND CONDITIONS OF THE LAW HAVE BEEN FULLY COMPLIED WITH BY

                           BROCKWAY REALTY CORPORATION

THEREFORE, KNOW YE, THAT SUBJECT TO THE CONSTITUTION OF THIS COMMONWEALTH, AND UNDER THE AUTHORITY OF THE LAWS THEREOF, I DO BY THESE PRESENTS, WHICH I HAVE CAUSED TO BE SEALED WITH THE GREAT SEAL OF THE COMMONWEALTH, DECLARE AND CERTIFY THE CREATION, ERECTION AND INCORPORATION OF THE ABOVE IN DEED AND IN LAW BY THE NAME CHOSEN HEREINBEFORE SPECIFIED.

     SUCH CORPORATION SHALL HAVE AND ENJOY AND SHALL BE SUBJECT TO ALL THE POWERS, DUTIES, REQUIREMENTS, AND RESTRICTIONS, SPECIFIED AND ENJOINED IN AND BY THE APPLICABLE LAWS OF THIS COMMONWEALTH.

[LOGO]            GIVEN UNDER MY HAND AND THE GREAT SEAL OF THE COMMONWEALTH,
                        AT THE CITY OF HARRISBURG, THIS       7th       DAY
                        OF        JUNE           IN THE YEAR OF OUR
                        LORD ONE THOUSAND NINE HUNDRED AND EIGHTY-TWO
                        AND OF THE COMMONWEALTH THE TWO HUNDRED SIXTH

                                                    /s/ William R. Davis
                                                  -----------------------------
                                                  SECRETARY OF THE COMMONWEALTH

     MORGAN LEWIS & BOCKIUS ESQS
     ATTN: CHERYL LEWIS
     800 NORTH 3RD STREET
     HARRISBURG, PA  17102